EXHIBIT 99.1
HAIGHTS CROSS COMMUNICATIONS
PRESS RELEASE
Investor Contact:
Mark Kurtz
(914) 289-9480
mkurtz@haightscross.com

Editorial Contact
Michael Stugrin
(562) 498-6353	FOR IMMEDIATE RELEASE
mstugrin@earthlink.net
Haights Cross Communications, Inc. Obtains Requisite Consents With
Respect to its 12.50% Senior Discount Notes due 2011
Haights Cross Operating Company Extends Consent Solicitation With
Respect to its 11.75% Senior Notes due 2011
White Plains, NY, July 30, 2007 — Haights Cross Communications, Inc. announced today that it obtained the requisite consents with respect to its 12.50% Senior Discount Notes due 2011. The consent solicitation was launched on July 18, 2007 and expired at 5:00 p.m. on July 30, 2007.
Haights Cross Operating Company (“HCOC”) announced that it has extended its consent solicitation (the “Senior Notes Consent Solicitation”) with respect to its 11.75% Senior Notes Due 2001. The Senior Notes Consent Solicitation was launched July 18, 2007 and had been scheduled to expire at 5:00 p.m. on July 30, 2007.
The Senior Notes Consent Solicitation expiration date has been extended to 5:00 p.m., EDT, on August 2, 2007, unless further extended or the consent solicitation is terminated by HCOC.